UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2011

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio	45334-0629
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 596-6849

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2011, Thor Industries, Inc. (the “Company”) issued a press release announcing that Ronald Fenech, Recreation Vehicle Senior Group President, has decided to resign from his position at the Company. Mr. Ronald Fenech will remain employed by the Company during a transitional period during which Thor’s RV Company Presidents will continue to report to him.

In the same press release, the Company also announced that William Fenech, President of Thor Motor Coach, will resign effective as of July 31, 2011. Jeff Kime has been appointed as the new President of Thor Motor Coach effective as of August 1, 2011.

A copy of the Company’s press release announcing the above management changes is attached as Exhibit 99.1 hereto and incorporated herein by reference.

On July 19, 2011, Christian G. Farman, Senior Vice President, Treasurer and Chief Financial Officer of the Company, was granted an option to purchase 100,000 shares of the Company’s common stock under the Company’s 2010 Equity and Incentive Plan (the “Plan”) with a per share exercise price of $26.59. The option will have the terms as set forth in the Plan and the form of stock option agreement previously filed by the Company as Exhibit 10.2 to the Company’s quarterly report on Form 10-Q for the quarterly period ended April 30, 2011, except that the option will vest in equal installments on each of the first five anniversaries of the date of grant (or earlier upon a change in control of the Company) subject to Mr. Farman’s continuing employment with the Company on each such date.

If Mr. Farman’s service with the Company is terminated, the unvested portion of the option will be forfeited; provided, however, that if his service is terminated for cause, the outstanding option, whether or not vested, will be forfeited. The expiration date for exercising any vested portion of the option that is not forfeited pursuant to the terms of the option is July 18, 2021. In connection with, and in consideration of, this option grant, Mr. Farman has agreed to keep confidential all information related to the Company of a proprietary or confidential nature, and has agreed to refrain from engaging in competitive activities and from soliciting the Company’s employees and customers during his employment and for 18 months following termination of employment.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Copy of press release, dated July 18, 2011, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: July 21, 2011	By:	/s/ George J. Lawrence
	Name:	George J. Lawrence
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Copy of press release, dated July 18, 2011, issued by the Company